Exhibit 99.1

Contact:

Rebecca Chambers

Director, Investor and Public Relations

(801) 584-1143

rchambers@myriad.com

Myriad Announces New $200 Million Share Repurchase Program

SALT LAKE CITY, Aug. 15, 2011 (GLOBE NEWSWIRE) — Myriad Genetics, Inc. (Nasdaq:MYGN) announced today that its Board of Directors has authorized a new $200 million stock repurchase program.

“This announcement is the result of our commitment to a balanced capital deployment approach,” said James Evans, Chief Financial Officer of Myriad Genetics, Inc. “Our strong financial flexibility allows us to invest for future growth, across multiple programs, including research and development on our current products and pipeline, the in-licensing of technologies and acquisitions, all while returning excess cash to shareholders though our share repurchase program.”

Repurchases under the $200 million authorization will be made through open market or privately negotiated purchases as determined by the Company’s management. The amount and timing of the stock repurchases will depend on business and market conditions, stock price, trading restrictions, acquisition activity and other factors. As of June 30, 2011 the Company had more than $417 million of cash, cash equivalents, and marketable securities.

About Myriad Genetics

Myriad Genetics, Inc. (Nasdaq:MYGN) is a leading molecular diagnostic company dedicated to developing and marketing transformative tests to assess a person’s risk of developing disease, guide treatment decisions and assess a patient’s risk of disease progression and disease recurrence. Myriad’s portfolio of nine molecular diagnostic tests are based on an understanding of the role genes play in human disease and were developed with a focus on improving an individual’s decision making process for monitoring and treating disease. With fiscal year 2011 annual revenue of over $402 million and more than 1,000 employees, Myriad is working on strategic directives, including new product introductions, companion diagnostics, and international expansion, to take advantage of significant growth opportunities. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, Colaris, Colaris AP, Melaris, TheraGuide, Prezeon, OnDose, Panexia and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. in the United States and foreign countries. MYGN-F, MYGN-G

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements relating to the commencement, implementation and completion of the repurchase of an additional $200 million shares of the Company’s common stock, from time-to-time through open market purchases or privately negotiated purchases, as determined by the Company’s management; the Company’s belief that the repurchase program is an effective means to return capital to shareholders; and the amount and timing of share repurchases depending on business and market conditions, stock price, trading restrictions, acquisition activity and other factors. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and companion diagnostic services may decline or will not continue to increase at historical rates; the risk that we may be unable to expand into new markets outside of the United States; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and companion diagnostic services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and companion diagnostic services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and companion diagnostic services and any future products are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with manufacturing our products or operating our laboratory testing facilities; risks related to public concern over genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of healthcare payment systems; risks related to our ability to obtain new corporate collaborations and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we acquire; the development of competing tests and services; the risk that we or our licensors may be unable to protect the proprietary technologies underlying our tests; the risk of patent-infringement and invalidity claims or challenges of our patents; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad undertakes no duty to update this information unless required.